EXHIBIT (h)(4)(a)
                                  AMENDMENT OF
                             SUB-ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                          HARRIS TRUST AND SAVINGS BANK
                                       AND
                                    PFPC INC.
                           [HT INSIGHT(R) FUNDS, INC.
                         D/B/A HARRIS INSIGHT(R) FUNDS]

THIS AMENDMENT ("Amendment") is made as of 1 May 1999 by and between HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Harris"), and PFPC INC., a Delaware corporation ("PFPC"), an indirect majority-owned subsidiary of PNC Bank Corp.

WITNESSETH:

         WHEREAS, Harris and PFPC have entered into a Sub-Administration and Accounting Services Agreement dated 1 July 1996 ("Agreement") to provide certain services to the portfolios of HT Insight(R) Funds, Inc., d/b/a Harris Insight(R) Funds ("Funds"); and

         WHEREAS, Section 18 of the Agreement provides that the parties thereto may amend the Agreement by a written amendment; and

         WHEREAS, Harris and PFPC wish to amend the Agreement in order to modify and add to the services to be performed for the Funds by PFPC.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Harris and PFPC agree as follows:

1. ADDITIONAL SERVICES. Harris hereby appoints PFPC to provide the additional services set forth on Exhibit A to this Amendment, which is hereby incorporated herein. PFPC accepts such appointment and agrees to furnish such services.

2. COMPENSATION. As compensation for the additional services provided pursuant to this Amendment, Harris, on behalf of the Funds, will pay to PFPC such fee(s) as may be agreed upon in writing by Harris and PFPC.


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3.       COUNTERPARTS.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

4. FUTURE ACTIONS. Each party agrees to perform such further acts and to execute such additional documents as are necessary to effect the purposes of this Amendment.

5. FACSIMILE SIGNATURES. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first given above.


PFPC INC.                                       HARRIS TRUST AND SAVINGS BANK

By:/S/ THOMAS J. RYAN                           By: PETER D. CAPACCIO

Its Vice President and Director                 Its Senior Vice President